EX10.4 - Related Party Payable - January 31, 2005 Letter

Myron Kinach

115 Garfield Street #3855
Sumas, WA 98295
Phone: (604) 205-0992

January 31, 2005

Denver Resources Inc.
115 Garfield Street #3855
Sumas, WA 98295

Re: Deferral of Accounts Payable

Dear Sirs:

I, Myron Kinach, hereby agree to not demand payment of any monies currently owed to me by Denver Resources Inc., or any monies that I may advance to Denver Resources Inc. from this date up to and including June 30, 2007, until July 1, 2007. This letter also confirms that all monies owed to me by Denver Resources Inc. are unsecured, non-interest bearing and have no fixed date for repayment.

Sincerely,

/s/ Myron Kinach

Myron Kinach